Exhibit 10.13

Letter of Commitment and Non-Compete

Dear Sir or Madame,

I,           , as                                                         [Position] of [Best Technologies Ltd.] (the “Company”) hereby acknowledge and confirm my agreement to the following:

1.                                      Except as otherwise agreed by the Company in writing, I will refrain from acting in other positions, engaging in any other job, or receiving financial benefit or advantage from others during the period of time between the date hereof and the earlier of (a) the termination of my service or employment with the Company for any reason, or (b) until such time as an alternative arrangement is agreed upon between myself and the Company (the “Commitment Period”). During such period, I shall devote all of my work effort exclusively towards the fulfillment of my service obligations with the Company and affiliates of the Company and use my best efforts to promote the interest and business of the Company and/or the affiliates of the Company.

2.                                      I will comply with the policies, standards, rules and regulations of the Company, and any additions or amendments to such policies, standards, rules or regulations established by the Company from time to time.

3.                                      I further agree to that I will, while performing services for the Company:

a.              exercise due care as would a good administrator or manager and be faithful and diligent in performing my services to the Company;

b.              except for the business needs of the Company, as expressly authorized by the Company, not unilaterally act on behalf of or in the name of the Company; and

c.               hold in confidence and not disclose to others any information relating to my compensation.

4.                                      I hereby agree not to, during my employment with the Company and for a period of two (2) years following termination of my employment with the Company (the “Period of Non-Competition”), directly or indirectly engage in any business activities in competition with the Company or any affiliate of the Company, whether such engagement is as a partner, investor (other than as a holder of less than one percent (1%) of the outstanding capital stock of a publicly traded company), consultant, adviser, agent, employee or otherwise, nor to offer employment to or employ, for myself or on behalf of any then competitor of the Company or an affiliate of the Company, any person who at any time six (6) months preceding the first day of the Period of Non-Competition shall have been employed or contracted by the Company or any affiliate of the Company.

5.                                      I will not, during the Period of Non-Competition, either for myself or for any other entity (i) directly or indirectly induce, solicit or encourage employees, consultants or directors of the Company or any affiliate of the Company, to engage in activities hereby prohibited to me or to terminate their services or employment with the Company or any affiliate of the Company; or (ii) directly or indirectly solicit the business of any client or customer of the Company or any affiliate of the Company (other than on behalf of the Company or its affiliates), or directly or indirectly induce or influence the client or customer of the Company or any affiliate of the Company to restrict or cancel their business relationship with the Company.

6.                                      In the event of a violation of my non-competition obligations hereunder, the term of the Period of Non-Competition shall be tolled effective the date of the first violation whether known or unknown by the Company or any affiliate of the Company and shall commence to run only upon the grant of relief to the Company or any affiliate of the Company by a court of competent jurisdiction for all damages incurred by the Company or any affiliate of the Company, whether equitable or at law.

7.                                      I hereby acknowledge and agree that the consideration paid or to be paid by the Company for my non-competition agreement, including any monies received by me due to the provision of services to the Company, has been negotiated at arms length and is adequate to compensate me for my obligation not to compete with the Company and/or any affiliate of the Company, and will not be contested in any dispute between the parties concerning the enforceability of such agreement or this Letter of commitment and Non-Compete. I agree that, if applicable laws or regulations require payment of additional consideration by the Company for my noncompetition obligation, the Company has the option, in its sole discretion, of either paying me additional consideration for my noncompetition obligation or waiving such obligation.

8.                                      During the Commitment Period, and for a period of two years thereafter, I will not use, disclose, publish or otherwise disseminate any Confidential Information (as defined herein) to any person, firm, company, association or other entity for any reason or purpose whatsoever, except as necessary for the performance of my duties for the Company and/or an affiliate of the Company. Notwithstanding the foregoing, I will not have confidentiality obligations hereunder to the extent that the Confidential Information (i) is now in the public domain, or hereafter enters the public domain other than through a breach of the provisions hereof or of a confidential relationship with the Company and/or an affiliate of the Company, or (ii) is legally required to be disclosed by any judicial or administrative body having authority to compel such disclosure. I will use my best efforts to notify the Company in writing prior to disclosing any documents pursuant to court order so that the Company and/or the affiliate of the Company may have sufficient time to contest such court order and will use my best efforts to minimize the scope of such disclosure to the extent allowed by the applicable law if disclosure is required. For purpose hereof, “Confidential Information” include any and all information that has been created, discovered, or developed by, or otherwise become known to the Company and/or any affiliate of the Company (including, without limitation, information created, discovered, developed or made known to the Company and/or any affiliate of the Company by me arising out of my service to the Company and/or any affiliate of the Company) or in which property rights have been or may be assigned or otherwise conveyed to the Company or any affiliate of the Company, which information has commercial value to the Company or any affiliate of the Company and is treated by the Company or any affiliate of the Company as confidential, is confidential and proprietary information belonging solely to the Company or the relevant affiliate of the Company (the “Confidential Information”). Confidential Information shall include, but shall not be limited to, all product designs and other information concerning the Company or an affiliate of the Company, their business or the business of any of their customers, their business plans and projects, computer programs, know-how, improvements, marketing plans, pricing, strategies, forecasts, budgets, projections, developments, manufacturing information, technical and engineering information, information regarding procurement, sale activities, credit and financial data, customer lists, trade secrets, patents, copyrights and all other inventions, ideas, original works or authorships and discoveries whether patentable, copyrightable or not, which are created, learned or accessible to the Employee in connection with his provision of services to the Company.

9.                                      I agree that, other than is necessary to fulfill my responsibilities to the Company and/or any affiliates of the Company, I will not remove or have removed from the Company or an affiliate of the Company’s premises any notebooks, reports, letters, manuals, listings, data, data bases, drawings, blueprints, notes, sketches, materials, references, memoranda, documentation, or other materials, directly or indirectly relating to any Confidential Information, including all copies of such material, whether in hard copy, electronic media or in any other form belonging to the Company or an affiliate of the Company, or their customers, without first obtaining the written consent of the Company or the relevant affiliate of the Company, as the case may be.

10.                               I agree that, all Work Products (as defined below) (whether solely or jointly with others) within the scope of my employment with the Company belongs to the Company and any and all of my rights to such Work Products, to the extent not yet assigned, are hereby assigned to the Company. As used herein, “Work Products” shall mean all intellectual property rights, including all trade secrets, copyrights, patentable inventions, discoveries and improvements, and other intellectual property rights, in any documentation, programming, technology, or other work that relates to the business and interests of the Company and that was or is conceived or developed by my, or delivered by me to the Company at any time during the term of my employment with the Company.

11.                               I hereby acknowledge that my obligations set forth in this Letter of Commitment and Non-Compete are reasonable and necessary to protect the legitimate interests of the Company and the affiliates of the Company. I agree that in the event that I breach this Letter of Commitment and Non-Compete, I shall compensate the Company for any damages the Company or its affiliate suffers as a result of my breach. I also acknowledge that any violation of this Letter of Commitment and Non-Compete will cause substantial and irreparable harm to the Company and/or its affiliate so that monetary damages alone would not be an adequate remedy for such violation. Therefore, if the Company reasonably believes that any actual or threatened breach of this Letter of Commitment and Non-Compete has taken place or will take place, the Company is entitled to, in addition to any other remedies it may have, injunctive or any other equitable relief to enforce this Letter of Commitment and Non-Compete.

12.                               Without requesting additional compensation from the Company and/or the relevant affiliate of the Company, I will sign and execute all documents and other papers and otherwise fully cooperate with the Company and the affiliates of the Company to carry out the intent of this Letter of Commitment and Non-Compete.

Sincerely,

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